FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

•	Second quarter net sales increased 12.2 percent year-over-year to $91.3 million

•	Net income of $0.1 million attributable to common shareholders, or de minimis per diluted common share during the second quarter

•	Second quarter adjusted EBITDA increased 64.9 percent year-over-year to $5.2 million

LEHI, Utah, August 7, 2018 – Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the second quarter ended June 30, 2018.

Management Commentary
“We generated strong second quarter sales growth compared to the prior year period, which combined with our focus on cost controls led to improvement in both net income and EBITDA compared to the prior year,” commented Gregory L. Probert, Chairman and Chief Executive Officer. “Sales growth was driven by continued positive trends in Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and NSP China, with a moderated rate of decline in NSP Americas. We are pleased with the continued momentum in Korea, which drove the majority of the growth in Synergy Asia Pacific. Additionally, in China, we dedicated management resources to increasing the engagement of our independent service providers over the past several months and are pleased with the sequential and year over year sales growth generated during the quarter. We still remain early in the development of our direct selling operations in China and will continue to focus on broadening our leadership and driving a long-term growth opportunity in this promising market.”

Second Quarter 2018 Financial Highlights

	Net Sales by Operating Segment
	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$32,919	$33,190	(0.8)%	$112	(1.2)%
NSP Latin America	5,467	6,231	(12.3)%	(54)	(11.4)%
	38,386	39,421	(2.6)%	58	(2.8)%

NSP Russia, Central and Eastern Europe	9,407	7,160	31.4%	82	30.2%

Synergy WorldWide:
Synergy Asia Pacific	28,966	21,271	36.2%	1,139	30.8%
Synergy Europe	5,107	6,097	(16.2)%	397	(22.7)%
Synergy North America	2,646	2,995	(11.7)%	—	(11.7)%
	36,719	30,363	20.9%	1,536	15.9%

NSP China	6,754	4,400	53.5%	435	43.6%

	$91,266	$81,344	12.2%	$2,111	9.6%

Net sales of $91.3 million increased 12.2 percent compared to $81.3 million in the second quarter of 2017. On a local currency basis, net sales increased 9.6 percent compared to 2017. Growth was primarily related to continued growth in Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and NSP China, offset by a $1.0 million decline in net sales in NSP Americas and a $1.0 million decline in Synergy Europe. Net sales were also positively impacted by $2.1 million of favorable foreign currency exchange rate fluctuations.

Gross margin, as a percentage of net sales, decreased to 73.4 percent from 73.9 percent in the second quarter of 2017. The decrease in gross margin as compared to the prior year was primarily driven by changes in market mix and provisions for inventory obsolescence.

Volume incentives, as a percentage of net sales, decreased to 34.5 percent from 34.8 percent in the second quarter of 2017. The decrease in volume incentives as a percent of net sales is primarily due to changes in market mix, reflecting growth in markets where volume incentives as a percentage of net sales are lower than the consolidated average, partially offset by growth in NSP China where sales commissions to independent service providers are included in selling, general and administrative expenses (“SG&A”).

SG&A expenses increased by approximately $1.5 million to $33.3 million for the second quarter of 2018. The increase in SG&A expenses is primarily due to transition costs related to the announced retirement of the Company’s Chief Executive Officer, the timing of accrued employee benefits and the increase in independent service fees from the Company’s growth in China, which were partially offset by a gain on the sale of a Company building. As a percentage of net sales, SG&A expenses were 36.5 percent, compared to 39.1 percent for the same period in 2017.

Operating income in the second quarter of 2018 was $2.2 million, or 2.4 percent as a percentage of net sales, as compared to break even in the second quarter of 2017.

Other income (loss), net, in the second quarter of 2018 decreased to a loss of $1.8 million compared to income of $0.4 million in the second quarter of 2017. The effective income tax rate was 116.4 percent in the second quarter of 2018 compared to 190.5 percent in the second quarter of 2017.

Net income attributable to common shareholders was $0.1 million, or de minimis per diluted common share, compared to a loss of $0.2 million, or $0.01 per common share, in 2017. The net loss attributable to NSP China was $0.6 million, or $0.03 per diluted common share for the quarter, compared to $1.2 million, or $0.06 per common share for the second quarter of 2017.

Adjusted EBITDA was $5.2 million, compared to $3.1 million in 2017. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income/loss from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense. A reconciliation of Net Loss to Adjusted EBITDA is provided in the attached financial tables.

Six Months Ended June 30, 2018 Financial Highlights

	Net Sales by Operating Segment
	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$68,523	$71,236	(3.8)%	$237	(4.1)%
NSP Latin America	11,734	12,830	(8.5)%	42	(8.9)%
	80,257	84,066	(4.5)%	279	(4.9)%

NSP Russia, Central and Eastern Europe	18,958	15,606	21.5%	318	19.4%

Synergy WorldWide:
Synergy Asia Pacific	52,674	40,052	31.5%	2,700	24.8%
Synergy Europe	10,763	12,022	(10.5)%	1,146	(20.0)%
Synergy North America	5,100	5,602	(9.0)%	—	(9.0)%
	68,537	57,676	18.8%	3,846	12.2%

NSP China	10,856	7,094	53.0%	698	43.2%

	$178,608	$164,442	8.6%	$5,141	5.5%

Net sales increased 8.6 percent to $178.6 million compared to $164.4 million in the six months ended June 30, 2017. On a local currency basis, net sales increased 5.5 percent compared to 2017. Growth was primarily related to continued growth in Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and NSP China, offset by a $3.8 million decline in nets sales in NSP Americas and a $1.3 million decline in Synergy Europe. Net sales were also positively impacted by $5.1 million of favorable foreign currency exchange rate fluctuations.

Gross margin, as a percentage of net sales, decreased to 73.7 percent from 73.9 percent in the six months ended June 30, 2017. The decrease in gross margin as compared to the prior year was primarily driven by changes in market mix and provisions for inventory obsolescence.

Volume incentives, as a percentage of net sales, increased to 35.2 percent from 34.8 percent in the six months ended June 30, 2017. The increase in volume incentives as a percent of net sales is primarily due to changes in market mix, reflecting growth in markets where volume incentives as a percentage of net sales are higher than the consolidated average, partially offset by growth in NSP China where sales commissions to independent service providers are included in SG&A expenses.

SG&A expenses increased by approximately $3.5 million to $65.7 million for the six months ended June 30, 2018. The increase in SG&A expenses is primarily due to transition costs related to the announced retirement of the Company’s Chief Executive Officer, the timing of accrued employee benefits, the increase in independent service fees from the Company’s growth in China and increased depreciation related to the Company’s Oracle ERP system implemented in April 2017, which were partially offset by a gain on the sale of a Company building. As a percentage of net sales, SG&A expenses were 36.8 percent, compared to 37.8 percent for the same period in 2017.

Operating income for the six months ended June 30, 2018 was $3.1 million or 1.7 percent as a percentage of net sales, as compared to operating income of $2.1 million or 1.3 percent as a percentage of net sales, in the same period in 2017.

Other income (loss), net, in the six months ended June 30, 2018 was a loss of $1.1 million compared to income of $1.7 million in the six months ended June 30, 2017. The effective income tax rate was 86.5 percent in the six months ended June 30, 2018 compared to 61.9 percent for the same period in 2017.

Net income attributable to common shareholders was $0.6 million, or $0.03 per diluted common share, compared to $2.0 million, or $0.10 per diluted common share, in 2017. The net loss attributable to NSP China was $1.5 million, or $0.08 per diluted common share for the six months ended June 30, 2018, compared to $2.6 million, or $0.14 per diluted common share for the same period in 2017.

Adjusted EBITDA was $9.2 million, compared to $7.4 million in 2017. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense. A reconciliation of Net Income to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow
Net cash provided by operating activities was $9.4 million for the six months ended June 30, 2018, compared to a use of cash of $0.7 million for the prior year period. Capital expenditures during the six months ended June 30, 2018 totaled $2.7 million compared to $3.1 million in the same period 2017. The Company ended the second quarter of 2018 with cash and cash equivalents of $46.9 million.

Active Distributors and Customers by Segment (1)

	2018		2017
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	101,700	5,800	105,500	6,400
NSP Russia, Central and Eastern Europe	65,500	3,100	60,000	2,700
Synergy WorldWide	50,000	4,200	49,000	4,100
Total	217,200	13,100	214,500	13,200

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Manager, Distributors and Customers, which includes those who have made a purchase in the last twelve months, was approximately 511,000 as of June 30, 2018.

In China, the Company does not sell its products through Managers and Distributors, but rather through independent service providers who are compensated for marketing, sales support, and other services.

Conference Call
Nature’s Sunshine Products will host a conference call to discuss its second quarter 2018 results on Tuesday, August 7, 2018 at 5:30 PM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is 1-877-423-9813, conference ID: 13682130. International callers can dial 1-201-689-8573, conference ID: 13682130. A replay will be available from August 7, 2018 at 8:30 PM Eastern Time through August 24, 2018 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 13682130. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products
Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 511,000 independent Managers, Distributors and Customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas;

NSP Russia, Central and Eastern Europe; Synergy WorldWide; and NSP China). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

•
changes in laws and regulations, or their interpretation, applicable to direct selling or the nutritional supplement industry may prohibit or restrict the Company's ability to sell its products in some markets or require the Company to make changes to its business model in some markets;

•	extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;

•	legal challenges to the Company's direct selling program or to the classification of its independent distributors;

•	effect of complex legal and regulatory requirements, particularly in China and South Korea;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	its ability to attract and retain independent distributors;

•	the loss of one or more key independent distributors who have a significant sales network;

•	the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;

•	cyber security threats and exposure to data loss;

•	reliance on information technology infrastructure;

•	the effect of fluctuating foreign exchange rates;

•	liabilities and obligations arising from improper activity by its independent distributors;

•	failure of the Company’s independent distributors to comply with advertising laws;

•	changes to its independent distributor compensation plans;

•	geopolitical issues and conflicts;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of its customers to purchase products;

•	risks associated with the manufacturing of the Company's products;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation, including the impact of the Tax Cuts and Jobs Act;

•	availability and integrity of raw materials;

•	the competitive nature of its business and the nutritional supplement industry;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	product liability claims;

•	the sufficiency of trademarks and other intellectual property rights;

•	reliance on third-parties to distribute its products and provide support services to independent distributors; and

•	actions on trade relations by the U.S. and foreign governments.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Forms 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Net Income to Adjusted EBITDA, the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,
	2018	2017
Net sales	$91,266	$81,344
Cost of sales	(24,278)	(21,197)
Gross profit	66,988	60,147

Operating expenses:
Volume incentives	31,492	28,288
Selling, general and administrative	33,310	31,836
Operating income	2,186	23
Other income (loss), net	(1,807)	441
Income before provision for income taxes	379	446
Provision for income taxes	441	884
Net loss	(62)	(420)
Net loss attributable to noncontrolling interests	(129)	(233)
Net income (loss) attributable to common shareholders	$67	$(187)

Basic and diluted net income (loss) per common share:

Basic earnings (loss) per share attributable to common shareholders	$—	$(0.010)

Diluted earnings (loss) per share attributable to common shareholders	$—	$(0.010)

Weighted average basic common shares outstanding	19,105	18,876
Weighted average diluted common shares outstanding	19,402	18,876

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Net sales	$178,608	$164,442
Cost of sales	(46,991)	(42,925)
Gross profit	131,617	121,517

Operating expenses:
Volume incentives	62,854	57,271
Selling, general and administrative	65,696	62,172
Operating income	3,067	2,074
Other income (loss), net	(1,067)	1,716
Income before provision for income taxes	2,000	3,790
Provision for income taxes	1,729	2,347
Net income	271	1,443
Net loss attributable to noncontrolling interests	(294)	(530)
Net income attributable to common shareholders	$565	$1,973

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.03	$0.10

Diluted earnings per share attributable to common shareholders	$0.03	$0.10

Weighted average basic common shares outstanding	19,058	18,861
Weighted average diluted common shares outstanding	19,408	19,251

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$46,898	$42,910
Accounts receivable, net of allowance for doubtful accounts of $631 and $395, respectively	8,158	8,888
Assets held for sale	998	998
Inventories	41,281	44,047
Prepaid expenses and other	7,061	5,666
Total current assets	104,396	102,509

Property, plant and equipment, net	66,480	69,106
Investment securities - trading	1,545	1,980
Intangible assets, net	663	709
Deferred income tax assets	8,997	8,283
Other assets	12,382	12,608
	$194,463	$195,195

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,224	$4,215
Accrued volume incentives and service fees	19,145	18,774
Accrued liabilities	29,818	24,980
Deferred revenue	1,553	3,348
Income taxes payable	2,071	1,834
Related party note payable	1,025	506
Total current liabilities	57,836	53,657

Revolving credit facility	7,210	13,181
Liability related to unrecognized tax benefits	4,761	4,633
Deferred compensation payable	1,545	1,980
Long-term deferred income tax liability	714	770
Other liabilities	737	1,242
Total liabilities	72,803	75,463

Shareholders’ equity:
Common stock, no par value; 50,000 shares authorized, 19,130 and 18,919 shares issued and outstanding, respectively	132,594	131,525
Retained deficit	(653)	(2,072)
Noncontrolling interests	117	411
Accumulated other comprehensive loss	(10,398)	(10,132)
Total shareholders’ equity	121,660	119,732
	$194,463	$195,195

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

		Six Months Ended June 30,
		2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income		$271	$1,443
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for (recovery of) doubtful accounts		255	(22)
Depreciation and amortization		5,012	3,585
Share-based compensation expense		1,124	1,762
Gain on sale of property and equipment		(2,267)	(10)
Deferred income taxes		(744)	263
Purchase of trading investment securities		(96)	(367)
Proceeds from sale of trading investment securities		566	73
Realized and unrealized (gains) losses on investments		(11)	(79)
Foreign exchange (gains) losses		834	(1,882)
Changes in assets and liabilities:
Accounts receivable		369	(1,429)
Inventories		2,317	(2,359)
Prepaid expenses and other current assets		(1,471)	(1,221)
Other assets		(164)	358
Accounts payable		(28)	109
Accrued volume incentives and service fees		673	1,082
Accrued liabilities		4,762	(3,542)
Deferred revenue		(1,795)	1,586
Income taxes payable		197	(636)
Liability related to unrecognized tax positions		68	207
Deferred compensation payable		(435)	395
Net cash provided by (used in) operating activities		9,437	(684)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment		(2,671)	(3,134)
Proceeds from sale of property, plant and equipment		2,558	522
Proceeds from sale/maturities of investments available for sale		—	1,776
Net cash used in investing activities		(113)	(836)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends		—	(1,886)
Payments on new revolving credit facility		(33,483)	—
Borrowings on new revolving credit facility		27,512	—
Net borrowings on previous revolving credit facility		—	2,035
Proceeds from borrowings on related party note		500	—
Net proceeds from exercise of stock options		410	104
Payment of withholding taxes related to the vesting of restricted stock units		(465)	(512)
Net cash used in financing activities		(5,526)	(259)
Effect of exchange rates on cash and cash equivalents		190	1,316
Net increase (decrease) in cash and cash equivalents		3,988	(463)
Cash and cash equivalents at beginning of the period	32	42,910	32,284
Cash and cash equivalents at end of the period		$46,898	$31,821

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,
	2018	2017

Net loss	$(62)	$(420)
Adjustments:
Depreciation and amortization	2,411	2,134
Share-based compensation expense	581	984
Other (income) loss, net*	1,807	(441)
Provision for income taxes	441	884
Adjusted EBITDA	$5,178	$3,141

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017

Net income	$271	$1,443
Adjustments:
Depreciation and amortization	5,012	3,585
Share-based compensation expense	1,124	1,762
Other (income) loss, net*	1,067	(1,716)
Provision for income taxes	1,729	2,347
Adjusted EBITDA	$9,203	$7,421

* Other (income) loss, net is primarily comprised of foreign exchange gains and losses, interest income, and interest expense.

Contact:

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com